Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	KVH Industries, Inc. Roger Kuebel 401-608-8945 rkuebel@kvh.com	FTI Consulting Christine Mohrmann 212-850-5600
KVH Industries Reports Fourth Quarter and Full Year 2022 Results

MIDDLETOWN, RI, March 16, 2023 — KVH Industries, Inc., (Nasdaq: KVHI), reported financial results for the quarter and full year ended December 31, 2022 today. The company will hold a conference call to discuss these results at 9:00 a.m. ET today, which can be accessed at investors.kvh.com. Following the call, a replay of the webcast will be available through the company’s website.
Fourth Quarter 2022 Highlights

•Total revenues from continuing operations increased by 2% in the fourth quarter of 2022 to $36.0 million from $35.3 million in the fourth quarter of 2021.

•Our VSAT Broadband airtime revenue increased 12% year-over-year to $26.8 million, despite the shutdown of our legacy network on December 31, 2021.

•Net income from continuing operations in the fourth quarter of 2022 was $0.6 million, or $0.03 per share, compared to a net loss of $2.7 million, or $0.15 per share, in the fourth quarter of 2021.

•Non-GAAP adjusted EBITDA from continuing operations was $4.3 million in the fourth quarter of 2022, compared to $0.7 million in the fourth quarter of 2021.

Commenting on the company’s results, Brent Bruun, KVH’s Chief Executive Officer, said, “Our results for the fourth quarter highlight the remarkable turnaround underway here at KVH. We launched a major restructuring in March 2022 with the goals of bringing our operating expenses more in line with our revenue, focusing our business on our core areas of strength, bringing to market innovative products that drive subscriber growth and profitable operations, and putting us on the path to sustained and growing profitability. I’m thrilled by the progress we’ve made in each of these areas to date. We recorded our first operating profit in more than six years, achieved in part as a result of our restructuring efforts, reductions in operating expenses, and the sale of our inertial navigation and non-core media businesses. At the same time, we introduced our award-winning TracNet hybrid terminals and KVH ONE network, increased quarterly airtime revenue 12% versus the fourth quarter of last year, ended the quarter with almost 6,900 subscribers, and achieved a quarterly airtime gross margin of 43.5%. Thanks to the changes we’ve made and the commitment of our global team, I expect that we will continue to drive profitability and shareholder value in 2023 and beyond. For 2023, we anticipate revenue of $145 million to $155 million, with service revenues growing faster than product revenues with projected subscriber growth in the double digits, and adjusted EBITDA in the range of $17 million to $23 million.”

Financial Highlights (in millions, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
GAAP Results
Revenue	$36.0	$35.3	$138.9	$133.9
Net income (loss) from continuing operations	$0.6	$(2.7)	$(3.9)	$(11.5)
Net income (loss) from continuing operations per share	$0.03	$(0.15)	$(0.21)	$(0.63)

Non-GAAP Adjusted EBITDA	$4.3	$0.7	$13.2	$0.1
For more information regarding our non-GAAP adjusted EBITDA, see the table at the end of this release.
Fourth Quarter Financial Summary
Revenue was $36.0 million for the fourth quarter of 2022, an increase of 2% compared to $35.3 million in the fourth quarter of 2021.
Product revenues for the fourth quarter of 2022 were $7.2 million, a decrease of 13%. The decrease in product sales was primarily due to a $1.6 million decrease in sales of VSAT Broadband products, partially offset by a $0.4 million increase in sales of marine TV products. VSAT Broadband product sales in the fourth quarter of 2021 benefited from purchases by customers migrating from our legacy network to our HTS network.
Service revenues for the fourth quarter of 2022 were $28.8 million, an increase of 7%. Service sales increased primarily due to a $3.0 million increase in our VSAT Broadband service sales partially offset by a $1.2 million decrease in our content service sales, primarily driven by the sale of a subsidiary in April 2022.
Our operating expenses decreased $3.6 million to $12.0 million for the fourth quarter of 2022 compared to $15.6 million for the fourth quarter of 2021. Operating expenses decreased primarily due to a $1.9 million decrease in salaries and employee benefits, $0.9 million of expense reimbursement associated with the Transition Services Agreement with EMCORE as a result of the sale of the inertial navigation business in 2022, a $0.4 million decrease in finance and insurance expense, and a $0.3 million decrease in marketing expense. The decrease in salaries and employee benefits was primarily driven by our March 2022 restructuring.

Full Year Financial Summary

Revenue was $138.9 million for the year ended December 31, 2022, an increase of 4% compared to $133.9 million for the year ended December 31, 2021.

Product revenues for the year ended December 31, 2022, were $27.0 million, a decrease of 10% compared to the year ended December 31, 2021. The decrease in product sales was primarily due to a $2.6 million decrease in sales of marine mobile connectivity products, which was primarily driven by a $3.1 million decrease in sales of VSAT Broadband products and partially offset by a $0.5 million increase in TracVision product sales.

Service revenues for the year ended December 31, 2022, were $111.9 million, an increase of 8% compared to the year ended December 31, 2021. The increase in service sales was primarily due to a $10.4 million increase in our VSAT Broadband service sales, partially offset by a decrease of $2.6 million in our content service sales.

Our operating expenses decreased $7.1 million to $58.3 million in the year ended December 31, 2022, compared to $65.4 million in the year ended December 31, 2021. This decrease in operating expenses was primarily due to a $5.2 million decrease in salaries, benefits and taxes (excluding costs associated with the March 2022 reduction in workforce and executive retention), a $4.0 million decrease in professional fees, $0.9 million of expense reimbursement associated with the Transition Services Agreement with EMCORE as a result of the sale of the inertial navigation business in 2022, a $0.7 million decrease in amortization expense, a $0.5 million decrease in marketing expense, and a $0.3 million decrease in external commission expense. The decrease in professional fees was driven by a $3.1 million decrease in event-driven legal and advisory fees, primarily arising from a stockholder’s nomination of a competing slate of directors at our annual meeting of stockholders in 2021. This decrease in expenses was partially offset by additional costs of $1.9 million related to the reduction in our workforce in March 2022, a $0.6 million increase in warranty expense, a $0.6 million increase in recruiting expenses, which was driven by professional fees associated with the search for a new Chief Executive Officer and replacements for two recently departed members of our board of directors, a $0.5 million increase in expenses related to the separation and retirement of Mr. Kits van Heyningen in March 2022 and a $1.0 million increase in compensation expense related to executive retention agreements.

In our earnings release dated December 6, 2022, the amounts reported for adjusted EBITDA for the three and nine months ending September 30, 2022 included certain add-back amounts that related to discontinued operations, and therefore should not have been included in adjusted non-GAAP EBITDA for continuing operations. The revised amounts are shown in the table below, following the reconciliation of GAAP net loss to non-GAAP EBITDA and adjusted non-GAAP EBITDA.

Other Recent Announcements

•March 8, 2023 – KVH TracNet wins Editors’ Choice in Third-annual Best Elex Awards
•February 23, 2023 – KVH TracNet recognized with the 2023 SMART4SEA Connectivity Award
•February 13, 2023 – KVH’s New Crew Internet Service Offers Vital Connectivity to Mariners and Enables Vessel Traffic Allocation
•February 10, 2023 – KVH Supports Seafarers with Free VoIP Calls to Turkey and Syria
•February 3, 2023 – KVH Industries Announces Support Agreement with Black Diamond Capital Management
•January 19, 2023 – KVH Introduces New Enterprise-grade Cybersecurity and Email Services for Mariners

Conference Call Details
KVH Industries will host a conference call today at 9:00 a.m. ET through the company’s website. The conference call can be accessed at investors.kvh.com and listeners are welcome to submit questions pertaining to the earnings release and conference call to ir@kvh.com. The audio archive will be available on the company website within three hours of the completion of the call.

Non-GAAP Financial Measures

This release provides non-GAAP financial information as a supplement to our condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing financial results to assess operational performance. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. Management generally uses these non-GAAP financial measures to facilitate financial and operational decision-making, including evaluation of our historical operating results and comparison to competitors’ operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting our business.

Some limitations of non-GAAP adjusted EBITDA, include the following: non-GAAP adjusted EBITDA represents net income (loss) before, as applicable, interest income, net, income tax expense (benefit), depreciation, amortization, stock-based compensation expense, goodwill impairment charges, intangible asset impairment charge, CEO separation costs, transaction-related and other variable legal and advisory fees, gains and losses on sale of subsidiaries, foreign exchange transaction gains and losses, and income from loan forgiveness.

Other companies, including companies in KVH’s industry, may calculate these non-GAAP financial measures differently or not at all, which will reduce their usefulness as a comparative measure.

Because non-GAAP financial measures exclude the effect of items that increase or decrease our reported results of operations, management strongly encourages investors to review our consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

About KVH Industries, Inc.

KVH Industries, Inc., is a global leader in mobile connectivity systems, with innovative technology designed to enable a mobile world. A market leader in maritime VSAT, KVH designs, manufactures, and provides connectivity and content services globally. Founded in 1982, the company has more than a dozen offices around the globe with research, development, and manufacturing operations based in Middletown, RI.

 __________________________________________________________________________________________________________________________________________________________________________
This press release contains forward-looking statements that involve risks and uncertainties. For example, forward-looking statements include statements regarding our financial goals for future periods, the success of our new initiatives, our investment plans, our development goals, our anticipated revenue and earnings, and the impact of our future initiatives on revenue, competitive positioning, profitability, and orders. Actual results could differ materially from the results projected in or implied by the forward-looking statements made in this press release. Factors that might cause these differences include, but are not limited to: uncertainty regarding customer responses to new product introductions; challenges and potential additional expenses in retaining our employees, particularly in the current competitive labor market characterized by rising wages; uncertainties created by our new business strategy, which may impact customer recruitment and retention; the uncertain impact of ongoing disruptions in our supply chain and associated increases in our costs; the uncertain impact of rising inflation, particularly with respect to fuel costs, and fears of recession; the uncertain impact of the war in Ukraine; unanticipated changes or disruptions in our markets; increased competition, including as a result of industry consolidation and from companies offering networks with greater communication security options; technological breakthroughs by competitors; changes in customer priorities or preferences; potential customer terminations; unanticipated liabilities; the potential that competitors will design around or invalidate our intellectual property rights; a history of losses; continued fluctuations in quarterly results; the uncertain impact of federal budget deficits and Congressional deadlock; the uncertain impact of changes in trade policy, including actual and potential new or higher tariffs and trade barriers, as well as trade wars with other countries; unanticipated obstacles in our product and service development, cost engineering and manufacturing efforts; adverse impacts of currency fluctuations; our ability to successfully commercialize our new initiatives without unanticipated additional expenses or delays; potential reduced sales to companies in or dependent upon the turbulent oil and gas industry; the impact of extended economic weakness on the sale and use of marine vessels and recreational vehicles; the potential inability to increase or maintain our market share in the market for airtime services; the need to increase sales of the TracNet H-series and TracPhone V-HTS series products and related services to maintain and improve airtime gross margins; the need for, or delays in, qualification of products to customer or regulatory standards; potential declines or changes in customer demand, due to economic, weather-related, seasonal, and other factors, particularly with respect to the TracNet H-series and TracPhone V-HTS series, including with respect to new pricing models; increased price and service competition in the mobile connectivity market; exposure for potential intellectual property infringement; changes in tax and accounting requirements or assessments; and export restrictions, delays in procuring export licenses, and other international risks. These and other factors are discussed in more detail in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on December 6, 2022. Copies are available through our Investor Relations department and website, investors.kvh.com. We do not assume any obligation to update our forward-looking statements to reflect new information and developments.

KVH Industries, Inc., has used, registered, or applied to register its trademarks in the USA and other countries around the world, including but not limited to the following marks: KVH, TracVision, TracPhone, TracNet, and KVH ONE. Other trademarks are the property of their respective companies.

KVH INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Sales:
Product	$7,162	$8,224	$26,970	$30,012
Service	28,843	27,037	111,908	103,899
Net sales	36,005	35,261	138,878	133,911
Costs and expenses:
Costs of product sales	7,821	7,060	25,184	23,951
Costs of service sales	15,589	16,502	61,094	64,137
Research and development	1,989	2,800	10,369	11,070
Sales, marketing and support	4,874	6,527	23,229	25,554
General and administrative	5,124	6,280	24,656	28,794
Total costs and expenses	35,397	39,169	144,532	153,506
Income (loss) from operations	608	(3,908)	(5,654)	(19,595)
Interest income	709	213	1,507	886
Interest expense	—	4	3	56
Other (expense) income, net	(789)	937	772	7,111
Income (loss) from continuing operations before income tax (benefit) expense	528	(2,762)	(3,378)	(11,654)
Income tax (benefit) expense from continuing operations	(99)	(49)	546	(108)
Net income (loss) from continuing operations	$627	$(2,713)	$(3,924)	$(11,546)
Net (loss) income from discontinued operations, net of tax	(36)	(1,367)	28,025	1,783
Net income (loss)	$591	$(4,080)	$24,101	$(9,763)

Net income (loss) from continuing operations per common share
Basic	$0.03	$(0.15)	$(0.21)	$(0.63)
Diluted	$0.03	$(0.15)	$(0.21)	$(0.63)

Net (loss) income from discontinued operations per common share
Basic	$—	$(0.07)	$1.50	$0.10
Diluted	$—	$(0.07)	$1.50	$0.10

Net income (loss) per common share
Basic	$0.03	$(0.22)	$1.29	$(0.54)
Diluted	$0.03	$(0.22)	$1.29	$(0.54)

Weighted average number of common shares outstanding:
Basic	18,805	18,408	18,632	18,217
Diluted	18,982	18,408	18,632	18,217

KVH INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	December 31, 2022	December 31, 2021
ASSETS
Cash, cash equivalents and marketable securities	$76,736	24,523
Accounts receivable, net	27,427	27,766
Inventories, net	22,730	15,833
Other current assets and contract assets	4,310	3,867
Current assets held for sale	—	15,841
Total current assets	131,203	87,830
Property and equipment, net	53,118	52,945
Goodwill	5,308	6,570
Intangible assets, net	404	1,287
Right of use assets	2,168	3,055
Other non-current assets and contract assets	8,070	9,882
Non-current deferred income tax asset	259	56
Non-current assets held for sale	—	7,169
Total assets	$200,530	$168,794
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$34,228	24,253
Contract liabilities	3,108	3,778
Current operating lease liability	1,532	1,912
Current liabilities held for sale	—	3,939
Total current liabilities	38,868	33,882
Other long-term liabilities	—	22
Long-term operating lease liability	636	1,224
Long-term contract liabilities	4,315	4,466
Non-current deferred income tax liability	55	215
Non-current liabilities held for sale	—	8
Stockholders’ equity	156,656	128,977
Total liabilities and stockholders’ equity	$200,530	$168,794

KVH INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME (LOSS) FROM CONTINUING OPERATIONS TO NON-GAAP EBITDA AND NON-GAAP ADJUSTED EBITDA FROM CONTINUING OPERATIONS
(in thousands, unaudited)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Net income (loss) from continuing operations - GAAP	$627	$(2,713)	$(3,924)	$(11,546)
Income (benefit) tax expense	(99)	(49)	546	(108)
Interest income, net	(709)	(209)	(1,504)	(830)
Depreciation and amortization	3,408	3,425	13,408	13,032
Non-GAAP EBITDA	3,227	454	8,526	548
Stock-based compensation expense	729	935	2,949	3,529
Employee termination and other non-recurring costs	(62)	—	1,931	—
CEO separation costs	—	—	539	—
Transaction-related and other variable legal and advisory fees	—	—	484	3,585
Obsolete inventory recovery	—	(592)	—	(592)
Gain on sale of a subsidiary	(51)	—	(682)	—
PPP loan forgiveness	—	—	—	(6,979)
Foreign exchange transaction loss (gain)	492	(86)	(517)	3
Non-GAAP adjusted EBITDA	$4,335	$711	$13,230	$94

KVH INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET (LOSS) INCOME FROM CONTINUING OPERATIONS TO NON-GAAP EBITDA AND NON-GAAP ADJUSTED EBITDA FROM CONTINUING OPERATIONS
(in thousands, unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Net (loss) income from continuing operations - GAAP	$(95)	$3,670	$(4,551)	$(8,833)
Income tax expense (benefit)	81	16	645	(59)
Interest income, net	(388)	(198)	(795)	(621)
Depreciation and amortization	3,373	3,412	10,000	9,607
Non-GAAP EBITDA	2,971	6,900	5,299	94
Stock-based compensation expense	872	899	2,220	2,594
Employee termination and other non-recurring costs	458	—	1,993	—
CEO separation costs	—	—	539	—
Transaction-related and other variable legal and advisory fees	—	—	484	3,585
Gain on sale of a subsidiary	—	—	(631)	—
PPP loan forgiveness	—	(6,979)	—	(6,979)
Foreign exchange transaction (gain) loss	(450)	(195)	(1,009)	89
Non-GAAP adjusted EBITDA	$3,851	$625	$8,895	$(617)